Exhibit 23.2

Your Ref:

Our Ref:	126341/2021/GEN/ATGCO09F

August 20, 2021

The Board of Directors

Luokung Technology Corp.

B9-8, Block B, SOHO phase II

No. 9 Guanghua Road

Chaoyang District

Beijing

People’s Republic of China

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Form F-3 of our report dated May 14, 2021 relating to the consolidated financial statements of Luokung Technology Corp. and subsidiaries (the “Company”) as of December 31, 2020 and 2019 and for the years ended December 31, 2020, December 31, 2019 and December 31, 2018 appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the prospectus constituting a part of this Registration Statement.

/s/ Moore Stephens CPA Limited

Certified Public Accountants

Hong Kong

An independent member firm of Moore Global Network Limited - members in principal cities throughout the world.